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Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated November 14, 2001 on the NetRail, Inc. and subsidiaries consolidated financial statements as of December 31, 2000 and for the year then ended and to all references to our Firm included in this registration statement.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia
July 1, 2002

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  Exhibit 23.4
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS